EXHIBIT 10.1

           BUSINESS ADVISORY & FINANCIAL CONSULTING SERVICES AGREEMENT

This Business Advisory and Financial Consulting Services Agreement (the "Agreement"), is entered into and effective as of the 30th day of July, 2002 by and between Ascendiant Capital Group, LLC, a Nevada limited liability company (hereinafter referred to as, "Consultant"), and Rushmore Financial Group, Incorporated (RFGI) (hereinafter referred to as, "Client"), a Texas corporation (collectively referred to herein as the "Parties").

Preliminary Statement: The Client desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant's experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise the Client in business and/or financial and merger/acquisition matters and is therefore willing to engage Consultant upon the terms and conditions set forth herein. Consultant desires to be assured, and Client desires to assure Consultant, that, if Consultant associate with Client and allocates its resources necessary to provide Client with its business advisory and consulting services, Consultant will be paid the consideration described herein and said consideration will be nonrefundable, regardless of the circumstances.

Consultant agrees to be engaged and retained by Client upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Engagement. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a business and financial Consultant to Client and to render such advice, consultation, information, and services to the Directors and/or Officers of Client regarding general financial and business matters including, but not limited to the following:

1.1 Advice and Counsel. Consultant will provide advice and counsel regarding Client's strategic business plans, strategy and negotiations with potential business strategic partnering, corporate planning and or other general business consulting needs as expressed by Client.

                  Consultant will review and assess various financing strategies and solutions with Client. Consultant will help Client determine desirable financing amounts, terms, and structure. Consultant will assist Client in determining Client's proper capital structure. The services which are contemplated under this Agreement shall not relate in any way to the offer or sale of securities in any capital-raising transaction and shall not directly or indirectly promote or maintain a market for the Client's securities. None of the services contemplated under this Agreement shall relate in any way to the raising of capital, promotion of the Client's securities or investor relations.

                  Consultant will provide general advice and counsel to Client regarding mergers and acquisitions. At Client's request, Consultant is available to be materially involved in negotiating acquisition terms and structure, and assisting with due diligence and documentation (see Section 1.3 for additional details and compensation structure).

                  Consultant will assist Client in the development and/or refinement of the strategic growth plan for the next 12-24 months and related communications materials such as the executive summary and one-page company "snapshot" presentations.

                  Consultant will assist Client with corporate governance structure involving Client's Board of Directors and committees. Consultant will also assist with the development and implementation of management and director compensation programs.

                  Consultant will assist Client in determining the short-term and long-term requirements for Client's financial reporting function and Chief Financial Officer and, if requested, will assist Client with identifying qualified candidates.

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1.2      Client and/or Client's Affiliate Transaction Due Diligence.  Consultant
         will participate and assist Client in the due diligence process, where possible, on all proposed financial transactions affecting Client of
         which   Consultant  is  notified  in  writing  in  advance,   including
         conducting investigation of and providing advice on the financial, valuation and stock price implications of the proposed transaction(s).

1.3 Mergers and Acquisitions. Consultant will provide assistance to Client, as mutually agreed, in introducing and/or assisting Client in identifying, acquiring, merging, and/or divesting on a non-exclusive basis, from time to time, as Consultant deems appropriate in its sole discretion, assisting in due-diligence, recommending transaction terms and providing advice and assistance during negotiations, as needed. It is expressly understood that Consultant shall have no power to bind Client to any contract or transaction obligation.

         Consultant will introduce and/or assist the Client with one or more parties who might be interested in (whether by way of merger, consolidation, asset purchase, technology license, or substantially similar transaction) either, (a) acquiring some or all of Client's assets or, (b) selling some or all of their own assets to Client and/or, (c) entering into some form of strategic alliance with Client. Specifically, Consultant is available to assist Client with the review of target company financials and due diligence, and with the proposed valuation and structure of acquisitions. At Client's request, Consultant will act as Client's agent and sponsor in negotiations with acquisition targets, demonstrating to target companies that Client has the support of Consultant as Client pursues growth and development plans and strategies. Consultant is also available to assist Client with the documentation of transactions, including letters of intent, definitive agreements, and other closing documents.

         If Consultant is materially involved in a completed transaction with a company introduced by Client, Client agrees to pay Consultant five percent (5%) of the total value of the transaction in the same ratio of cash and/ or stock as the transaction. "Total value" shall include, but is not limited to cash, cash equivalents, stock, and the value of any consideration other than cash paid or received by Client. If Consultant is materially involved in a completed transaction with a company introduced by Consultant, Client agrees to pay Consultant ten percent (10%) of the total value of the transaction in the same ratio of cash and / or stock as the transaction.

1.4 Additional Duties. Client and Consultant shall mutually agree, in writing, for any additional duties that Consultant may provide to Client for compensation paid or payable by Client under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

2.       Compensation to Consultant.

2.1 Engagement Fee. As express consideration for Consultant entering into this Agreement, Client shall issue an aggregate 400,000 shares of its common stock, par value $.01 per share (the "Engagement Fee"), to certain affiliates of Consultant in the following amounts (i) 200,000 to Mark Bergendahl and (ii) 200,000 to Bradley J. Wilhite (Messrs. Bergendahl and Wilhite are each an "Affiliate" and are collectively, the "Affiliates"). When issued, said shares shall be free trading shares, registered with the U.S. Securities and Exchange Commission (the "SEC") on a Form S-8 or a similar registration statement. Such shares shall be issued and delivered to the Affiliates as soon as practicable following execution of this Agreement.

2.2 On December 31, 2002, provided that this Agreement has not been terminated pursuant to Section 7 hereof, Client shall issue to each Affiliate shares of Client's common stock in an amount equal to $135,000, the number of such shares to be calculated by dividing (x) $135,000 by (y) the average closing price of Client's common stock for the preceding (10) ten trading days. Such shares shall be issued as compensation for the remaining months of service covered by this Agreement.

2.3 Warrants. On November 20, 2002, Client shall issue Consultant a warrant for a number of shares equal to 15% of the shares issued to the Affiliates. Said warrants shall have a strike price of $0.15, shall carry a term of three years, shall carry standard piggyback registration rights and have a cashless exercise provision.

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         Note: Client expressly agrees that the initial amount of the Engagement is deemed earned upon execution of this Agreement and is thereafter non-refundable and non-cancelable. Consultant shall have no obligation to perform any duties provided for herein if full payment of the Engagement Fee is not received within the time described herein this
         Section 2.

2.4 Expenses. Client shall reimburse Consultant for reasonable expenses incurred in performing its duties pursuant to this Agreement (including printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone and facsimile charges); provided, however, that for any expenses over $500, Consultant must receive prior written approval from Client. Such reimbursement shall be payable within seven days of Consultant's invoice.

2.5 Additional Fees. Client and Consultant shall mutually agree upon any additional fees that Client may pay in the future for services rendered by Consultant under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.

3. Indemnification. The Client agrees to indemnify and hold harmless Consultant against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by Client or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

4.       Confidentiality.

4.1 Consultant and Client each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. Consultant and Client shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through Consultant and Client respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

4.2 Consultant will not, either during its engagement by the Client pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit any confidential information, knowledge, or data of the Client or any of its affiliates in any way acquired or used by Consultant during its engagement by the Client. Confidential information, knowledge or data of the Client and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by Consultant or its representatives.

5.       Miscellaneous Provisions.

5.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Consultant and Client.

5.2 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of either party hereunder cannot be assigned without the express written consent of the other party.

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5.3      Governing Law; Venue.  This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. Client and Consultant agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be the City of Irvine, Orange County, California.

5.4 Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

5.5 Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

5.6 Facsimile Signatures. The Parties hereto agree that this Agreement may be executed by facsimile signatures and such signature shall be deemed originals. The Parties further agree that within ten (10) days following the execution of this Agreement, they shall exchange original signature pages.

6. Arbitration. All disputes, controversies, or differences between client, consultant, or any of their officers, directors, legal representatives, attorneys, accountants, agents or employees, or any customer or other person or entity, arising out of, in connection with or as a result of this agreement, shall be resolved through arbitration rather than through litigation. With respect to the arbitration of any dispute, the undersigned hereby acknowledge and agree that:

         A.       Arbitration is final and binding on the parties;

         B. The parties waive their right to seek remedy in court, including their right to jury trial;

         C.       Pre-arbitration   discovery  is  generally  more  limited  and
                  different from court proceeding;

         D. The arbitrator's award is not required to include factual findings or legal reasoning and any party's right of appeal or to seek modification of ruling by the arbitrators is strictly limited;

         E. This arbitration provision is specifically intended to include any and all statutory claims which might be asserted by any party;

         F. Each party hereby agrees to submit the dispute for resolution to the American Arbitration Association in Orange County, California within five (5) days after receiving a written request to do so from the other party;

         G. If either party fails to submit the dispute to arbitration on request, then the requesting party may commence an arbitration proceeding, but is under no obligation to do so;

         H. Any hearing scheduled after an arbitration is initialed shall take place in the City of Irvine, Orange County, California;

         I. If either party shall institute a court proceeding in an effort to resist arbitration and be unsuccessful in resisting arbitration or shall unsuccessfully contest the jurisdiction of any arbitration forum located in the City of Irvine, Orange County, California, over any matter which is the subject of this agreement, the prevailing party shall be entitled to recover from the losing party its legal fees and any out-of-pocket expenses incurred in connection with the defense of such legal proceeding or its efforts to enforce its rights to arbitration as provided for herein;

         J. The parties shall accept the decision of any award as being final and conclusive and agree to abide thereby;

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         K.       Any  decision  may be  filed  with any  court  as a basis  for judgment and execution for collection.

7.       Term/Termination. This Agreement is an agreement for the term of twelve
         (12) months ending July 31, 2003 and is effective as of the date first written above. Client may terminate this Agreement at any time resulting in a full cancellation of this Agreement and any future obligation of payment by Client or performance by Consultant. Notwithstanding the foregoing, it is expressly agreed by Client that any compensation or shares previously tendered to the Affiliates or Consultant shall not be refundable. Accordingly, if there is a pending merger or acquisition in which Consultant has participated toward the closing of the transaction pursuant to terms of Section 1.3, Consultant shall continue to be compensated upon such closing pursuant to said section.

8.       Representations,   Warrants  and  Covenants.   The  Client  represents,
         warrants and covenants to the Consultant as follows:

         The Client has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Client and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client's Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement.

         The business and operations of the Client have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Client or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Client or cause acceleration under any arrangement, agreement or other instrument to which the Client is a party or by which any of its assets are bound. The Client has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

9. Non-Circumvention. In and for valuable consideration, Client hereby agrees that Consultant may introduce (whether by written, oral, data, or other form of communication) Client to one or more opportunities, including, without limitation, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorships and similar entities (hereinafter an "Opportunity" or "Opportunities"). Client further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact information) introduced hereunder are the property of Consultant, and shall be treated as confidential and proprietary information by Client, it affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. Client shall not use such information, except in the context of any arrangement with Consultant in which Consultant is directly and actively involved, and never without Consultant' prior written approval. Client further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity) any business relationship, contact any person regarding such Opportunity, either directly or indirectly, or any of its affiliates, or accept any compensation or advantage in relation to such Opportunity except as directly though Consultant, without the prior written approval of Consultant. Consultant is relying on Client's assent to these terms and their intent to be bound by the terms by evidence of their signature. Without Client's signed assent to these terms,
         Consultant would not introduce any Opportunity or disclose any confidential information to Client as herein described.

10. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail; or (ii) overnight delivery with confirmation of delivery; or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

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         To the Client:                           To the Consultant:
         Attn: D. M. (Rusty) Moore, Jr., CEO      Attn: Bradley J. Wilhite,
         Rushmore Financial Group, Inc.           Managing Director
         13355 Noel Road, Suite 300               Ascendiant Capital Group, Inc.
         Dallas, TX  75240                        18881 Von Karman - Ste 1600
         Facsimile No.: (972) 450-6001            Irvine, CA 92612
                                                  Facsimile: (949) 756-1090

         or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

11. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Preliminary Statement. The Preliminary Statement is incorporated herein by this reference and made a material part of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

CLIENT:                                     CONSULTANT:
Rushmore Financial Group, Inc. (RFGI)       Ascendiant Capital Group, LLC


  /s/ Dewey M. "Rusty" Moore, Jr.             /s/ Bradley J. Wilhite
--------------------------------------      ------------------------------------
Dewey M. "Rusty" Moore, Jr.                 Bradley J. Wilhite,
Its President & CEO                         Its Managing Director